Exhibit 4.1

COMMON STOCK NUMBER                                                                                                            COMMON STOCK SHARES

SOLITARIO RESOURCES CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

                                                                                                                                                        83422R 10 6

                                              SEE REVERSE FOR CERTAIN DEFINITIONS                                                                                                                  CUSIP 83422R 10 6

THIS

CERTIFIES

THAT

IS THE

RECORD

HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE U.S. $0.01 PER SHARE, OF

SOLITARIO RESOURCES CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

                 This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                  WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

                  DATED:

/s/ James R. Maronick                                                                                                                                                                /s/ Christopher E. Herald

SECRETARY                                                                                                                                                                             PRESIDENT

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE PRINCIPAL OFFICE OF COMPUTERSHARE TRUST COMPANY OF CANADA IN TORONTO, CANADA.

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY OF CANADA, Toronto, Canada

                                                      TRANSFER AGENT AND REGISTRAR

BY

                                                                         AUTHORIZED SIGNATURE